Exhibit 24(b)
CERTIFICATE
     I, the undersigned, Secretary of The Sherwin-Williams Company (the “Company”), hereby certify that attached hereto is a true and complete copy of a resolution of the Board of Directors of the Company, duly adopted at a meeting held on April 20, 2010, and that such resolution is in full force and effect and has not been amended, modified, revoked or rescinded as of the date hereof.
     IN WITNESS WHEREOF, I have executed this certificate as of this 29th day of April, 2010.

/s/ L. E. Stellato
L.E. Stellato, Secretary

     FURTHER RESOLVED, that the directors and the officers of the Company be, and each of them hereby is, authorized (i) to execute and deliver a power of attorney appointing C.M. Connor, S.P. Hennessy and L.E. Stellato, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registration statements including, without limiting the generality of the foregoing, to sign and file the registration statements in the name and on behalf of such director or officer and any and all amendments (including post-effective amendments) or supplements thereto and all additional registration statements relating to the same offering of such securities as the registration statements that are filed pursuant to Rule 462 of the Act, to attest the seal of the Company thereon, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the SEC, the NYSE, any other exchange or quotation system and any state securities commission or other regulatory authority with respect to such securities, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises, as fully to all intents as he or she might or could do in person, and to take or cause to be taken any and all such further actions in connection therewith, for and on behalf and in the name of the Company, as they, in their sole discretion, deem necessary, advisable or appropriate.